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                                                                     EXHIBIT 5.1







                                                     August 21, 1998

Physicians' Specialty Corp.
1150 Lake Hearn Drive
Suite 640
Atlanta, GA 30342

                  Re:     REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

                  We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), representing the offering and issuance to certain persons under the Physicians' Specialty Corp. (the "Company") 1996 Stock Option Plan, as amended (the "Plan"), of an aggregate of 1,100,000 shares of your Common Stock, $.001 par value (the "Common Stock").

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

                  Based upon the foregoing, it is our opinion that the shares of Common Stock issuable under the Plan will be, when sold, paid for and issued as contemplated by the terms of the Plan, duly and validly issued and fully paid and nonassessable.

                  We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name in the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                      Very truly yours,



                      BACHNER, TALLY, POLEVOY & MISHER LLP